MASCO CONTINUES MARGIN EXPANSION IN THIRD QUARTER 2013

Key Quarter Highlights

•	Sales increased 12 percent to $2.2 billion

•	North American sales increased 13 percent

•	All segments positively contributed to top line growth

•	Adjusted operating profit margin expanded 260 bps to 10.3 percent

•	Retired $200 million debt maturity

Taylor, Michigan (October 28, 2013) — Masco Corporation (NYSE: MAS) continued to deliver growth in the third quarter of 2013. All operating segments contributed to top line growth, accelerated by the strength of new home construction in North America and improvement in repair and remodel activity. Adjusted operating margins increased to 10.3 percent from 7.7 percent due to higher volumes and operating leverage.

2013 Third Quarter Commentary

•	Net sales from continuing operations increased 12 percent to $2.2 billion, compared with $1.9 billion for third quarter 2012. North American sales increased 13 percent and international sales increased 9 percent in U.S. dollars and 5 percent in local currency

•	Compared to third quarter 2012, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•	Gross margins of 28.5 percent increased 120 bps

•	Operating margins of 10.3 percent increased 260 bps

•	Income from continuing operations was $0.27 per common share compared to $0.14 per common share

•	Income from continuing operations, as reported, was $0.29 per common share compared to $0.07 per common share in the third quarter 2012

•	We ended the third quarter with approximately $1.3 billion of cash, cash investments and short-term bank deposits

2013 Third Quarter Operating Segment Highlights

•	Plumbing Products benefited from a North American faucet and toilet sales growth percentage in the mid-teens, with particular strength in the trade channel

•	Decorative Architectural Products delivered gallon volume growth through recently introduced products and programs

•	Cabinets and Related Products grew sales across all channels in North America, including direct to builder, dealer, and retail, and in all three brands: KraftMaid®, Merillat® and QualityCabinets™

•	Installation and Other Services delivered improved top line and bottom line performance, benefiting from the strength of new home construction

•	Other Specialty Products continued top line growth, led by North American window sales growth percentage in the mid-teens

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“We are very pleased with our third quarter 2013 results, our eighth consecutive quarter of both sales growth and margin expansion (as adjusted). We continued to gain momentum across all segments,” said Masco’s President and CEO, Tim Wadhams. “Top line growth was delivered by each segment in the third quarter supported by continued growth in North American new home construction, improving repair and remodel activity and increased international sales. In our Decorative Architectural segment, sales benefited from BEHR PREMIUM DECKOVER® launched earlier this year. New products and programs drove sales, particularly to the trade, across virtually all categories in our Plumbing Products segment. In our North American Cabinetry business, we remained focused on further improving profitability with sales growth across all three channels. Our strong performance reflects our success in leveraging the housing recovery and the continued execution of our strategic priorities company-wide, including our focus on cost containment.”

Outlook

“Economic uncertainties in the U.S. are impacting consumer confidence, making the pace of the U.S. economic recovery uneven,” said Mr. Wadhams. “Despite this, we believe that demand for our products will continue to improve. We expect new home construction demand to drive continued increases in housing starts and we are also very encouraged by the ongoing improvement in repair and remodel activity in the U.S. While still challenging, economic conditions in Europe are slowly improving. Our results reflect the benefits of the actions we have taken over the past several years, including investing in our brands and innovation, reducing our cost structure and paying down debt. We have strengthened our business by these actions, which should continue to positively impact our results going forward as we focus on successfully navigating through this recovery.”

About Masco

Headquartered in Taylor, Michigan, Masco Corporation is one of the world’s leading manufacturers of home improvement and building products, as well as a leading provider of services that include the installation of insulation and other building products.

The 2013 third quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, October 29, 2013 at 8:00 a.m. EDT. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 75879461. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 75879461. The telephone replay will be available approximately two hours after the end of the call and continue through November 12, 2013.

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Safe Harbor Statement

Statements contained in this press release that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements. Our future performance may be affected by our reliance on new home construction and home improvement, our reliance on key customers, the cost and availability of raw materials, uncertainty in the international economy, shifts in consumer preferences and purchasing practices, our ability to improve our underperforming businesses, and our ability to maintain our competitive position in our industries. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Our forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

The Company believes that the non-GAAP performance measures and ratios that are contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

Investor / Media Contact

Maria Duey

Vice President – Investor Relations &

Corporate Communications

313.792.5500

maria_duey@mascohq.com

# # #

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MASCO CORPORATION

Condensed Consolidated Statements of Operations - Unaudited

For the Three Months and Nine Months Ended September 30, 2013 and 2012

(dollars in millions, except EPS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net sales	$2,150	$1,913	$6,175	$5,664
Cost of sales	1,543	1,413	4,451	4,159

Gross profit	607	500	1,724	1,505

Selling, general and administrative expenses	395	391	1,192	1,160
Charge for litigation settlements, net	—	1	—	74

Operating profit	212	108	532	271

Other income (expense), net	(58)	(59)	(176)	(190)
Gains from financial investments, net	—	2	8	18

Income from continuing operations before income taxes	154	51	364	99

Income taxes	38	16	91	54

Income from continuing operations	116	35	273	45

Loss from discontinued operations	(2)	(11)	(16)	(44)

Net income	114	24	257	1

Less: Net income attributable to noncontrolling interest	11	9	30	28

Net income (loss) attributable to Masco Corporation	$103	$15	$227	$(27)

Income (loss) per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.29	$0.07	$0.67	$0.04
Loss from discontinued operations	(0.01)	(0.03)	(0.04)	(0.12)

Net income (loss)	$0.29	$0.04	$0.63	$(0.08)

Average diluted common shares outstanding	352	350	352	350

Amounts attributable to Masco Corporation:
Income from continuing operations	$105	$26	$243	$17
Loss from discontinued operations	(2)	(11)	(16)	(44)

Net income (loss)	$103	$15	$227	$(27)

MASCO CORPORATION

Exhibit A: Reconciliations - Unaudited

For the Three Months and Nine Months Ended September 30, 2013 and 2012

(dollars in millions, except EPS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Gross Profit and Operating Profit Reconciliations

Net sales	$2,150	$1,913	$6,175	$5,664

Gross profit, as reported	$607	$500	$1,724	$1,505

Rationalization charges	6	10	23	23
Other Specialty Products - warranty	—	12	—	12
Gain from sale of fixed assets	—	—	—	(5)

Gross profit, as adjusted	$613	$522	$1,747	$1,535

Gross margin, as reported	28.2%	26.1%	27.9%	26.6%
Gross margin, as adjusted	28.5%	27.3%	28.3%	27.1%

Operating profit, as reported	$212	$108	$532	$271

Rationalization charges	10	27	36	45
Other Specialty Products - warranty	—	12	—	12
Gain from sale of fixed assets	—	—	—	(5)
Charge for litigation settlements, net	—	1	—	74

Operating profit, as adjusted	$222	$148	$568	$397

Operating margin, as reported	9.9%	5.6%	8.6%	4.8%
Operating margin, as adjusted	10.3%	7.7%	9.2%	7.0%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$154	$51	$364	$99

Rationalization charges	10	27	36	45
Other Specialty Products - warranty	—	12	—	12
Gain from sale of fixed assets	—	—	—	(5)
Charge for litigation settlements, net	—	1	—	74
Gains from financial investments, net	—	(2)	(8)	(18)
Interest carry costs	—	—	—	7

Income from continuing operations before income taxes, as adjusted	164	89	392	214

Tax at 36% rate	(59)	(32)	(141)	(77)

Less: Net income attributable to noncontrolling interest	11	9	30	28

Net income, as adjusted	$94	$48	$221	$109

Income per common share, as adjusted	$0.27	$0.14	$0.63	$0.31

Average diluted common shares outstanding	352	350	352	350

MASCO CORPORATION

Condensed Consolidated Balance Sheets and

Other Financial Data - Unaudited

(dollars in millions)

	September 30, 2013	December 31, 2012
Balance Sheet
Assets
Current assets:
Cash and cash investments	$1,011	$1,040
Short-term bank deposits	277	311
Receivables	1,211	933
Inventories	777	726
Prepaid expenses and other	119	107
Assets held for sale	98	100

Total current assets	3,493	3,217
Property and equipment, net	1,257	1,326
Goodwill	1,900	1,894
Other intangible assets, net	149	151
Other assets	166	184
Assets held for sale	94	103

Total assets	$7,059	$6,875

Liabilities
Current liabilities:
Notes payable	$5	$206
Accounts payable	986	788
Accrued liabilities	847	823
Liabilities held for sale	49	45

Total current liabilities	1,887	1,862
Long-term debt	3,421	3,422
Deferred income taxes and other	1,065	1,053
Liabilities held for sale	—	4

Total liabilities	6,373	6,341
Shareholders’ equity	686	534

Total liabilities and shareholders’ equity	$7,059	$6,875

	Year To Date
	September 30, 2013	September 30, 2012
Other Financial Data
Working Capital Days
Receivable Days	49	51
Inventory Days	49	54
Payable Days	70	65
Working Capital	$1,002	$1,120
Working Capital as a % of Sales (LTM)	12.1%	14.8%

MASCO CORPORATION

Condensed Consolidated Statement of Cash Flows - Unaudited

(dollars in millions)

	September 30, 2013	September 30, 2012
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$489	$191
Working capital changes	(139)	(101)

Net cash from operating activities	350	90

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(35)	(8)
Cash dividends paid	(81)	(80)
Dividend paid to noncontrolling interest	(34)	(40)
Credit Agreement costs	(4)	—
Debt, net	(202)	(420)

Net cash for financing activities	(356)	(548)

Cash Flows From (For) Investing Activities:
Capital expenditures	(88)	(80)
Other, net	67	63

Net cash for investing activities	(21)	(17)

Effects of exchange rate changes on cash and cash investments	(2)	11

Cash and Cash Investments:
Decrease for the period	(29)	(464)
At January 1	1,040	1,353

At September 30	$1,011	$889

	As of September 30,
	2013	2012
Liquidity
Cash and cash investments	$1,011	$889
Short-term bank deposits	277	277

Total Liquidity	$1,288	$1,166

MASCO CORPORATION

Quarterly Segment Data - Unaudited

For the Three Months and Nine Months Ended September 30, 2013 and 2012

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change

Cabinets and Related Products
Net sales	$262	$228	15%	$763	$709	8%

Operating loss, as reported	$(2)	$(28)		$(4)	$(49)
Operating margin, as reported	-0.8%	-12.3%		-0.5%	-6.9%

Rationalization charges	1	6		4	9
Accelerated depreciation related to plant closures	2	2		6	2
Impairment of goodwill and other intangible assets	—	—		—	—

Operating profit (loss), as adjusted	1	(20)		6	(38)
Operating margin, as adjusted	0.4%	-8.8%		0.8%	-5.4%

Depreciation and amortization	9	10		28	30

EBITDA, as adjusted	$10	$(10)		$34	$(8)

Plumbing Products
Net sales	$820	$736	11%	$2,384	$2,216	8%

Operating profit, as reported	$118	$75		$306	$242
Operating margin, as reported	14.4%	10.2%		12.8%	10.9%

Rationalization charges	5	5		13	8
Accelerated depreciation related to plant closures	1	1		2	10
Impairment of goodwill and other intangible assets	—	—		—	—

Operating profit, as adjusted	124	81		321	260
Operating margin, as adjusted	15.1%	11.0%		13.5%	11.7%

Depreciation and amortization	15	15		45	44

EBITDA, as adjusted	$139	$96		$366	$304

Installation and Other Services
Net sales	$370	$312	19%	$1,039	$886	17%

Operating profit (loss), as reported	$18	$(2)		$22	$(25)
Operating margin, as reported	4.9%	-0.6%		2.1%	-2.8%

Rationalization charges	1	1		1	1
Accelerated depreciation related to plant closures	—	—		—	—
Impairment of goodwill and other intangible assets	—	—		—	—

Operating profit (loss), as adjusted	19	(1)		23	(24)
Operating margin, as adjusted	5.1%	-0.3%		2.2%	-2.7%

Depreciation and amortization	7	7		21	22

EBITDA, as adjusted	$26	$6		$44	$(2)

Decorative Architectural Products
Net sales	$522	$481	9%	$1,519	$1,432	6%

Operating profit, as reported	$93	$96		$286	$264
Operating margin, as reported	17.8%	20.0%		18.8%	18.4%

Rationalization charges	—	—		1	—
Accelerated depreciation related to plant closures	—	—		—	—
Impairment of goodwill and other intangible assets	—	—		—	—

Operating profit, as adjusted	93	96		287	264
Operating margin, as adjusted	17.8%	20.0%		18.9%	18.4%

Depreciation and amortization	4	4		12	12

EBITDA, as adjusted	$97	$100		$299	$276

MASCO CORPORATION

Quarterly Segment Data - Unaudited

For the Three Months and Nine Months Ended September 30, 2013 and 2012

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change

Other Specialty Products
Net sales	$176	$156	13%	$470	$421	12%

Operating profit, as reported	$16	$3		$26	$4
Operating margin, as reported	9.1%	1.9%		5.5%	1.0%

Rationalization charges	—	1		2	1
Accelerated depreciation related to plant closures	—	—		4	—
Impairment of goodwill and other intangible assets	—	—		—	—
Other - warranty	—	12		—	12

Operating profit, as adjusted	16	16		32	17
Operating margin, as adjusted	9.1%	10.3%		6.8%	4.0%

Depreciation and amortization *	5	5		14	16

EBITDA, as adjusted	$21	$21		$46	$33

Total
Net sales	$2,150	$1,913	12%	$6,175	$5,664	9%

Operating profit, as reported - segment	$243	$144		$636	$436
General corporate expense, net (GCE)	(31)	(35)		(104)	(96)
Gain from sales of fixed assets	—	—		—	5
Charge for litigation settlements, net	—	(1)		—	(74)

Operating profit, as reported	212	108		532	271
Operating margin, as reported	9.9%	5.6%		8.6%	4.8%

Rationalization charges - segment	7	13		21	19
Accelerated depreciation - segment	3	3		12	12
Rationalization charges - GCE	—	11		3	14
Accelerated depreciation - GCE	—	—		—	—
Gain from sales of fixed assets	—	—		—	(5)
Charge for litigation settlements, net	—	1		—	74
Impairment of goodwill and other intangible assets	—	—		—	—
Other Specialty Products - warranty	—	12		—	12

Operating profit, as adjusted	222	148		568	397
Operating margin, as adjusted	10.3%	7.7%		9.2%	7.0%

Depreciation and amortization - segment	40	41		120	124
Depreciation and amortization - non-operating	3	3		9	10

EBITDA, as adjusted	$265	$192		$697	$531

*	Depreciation and amortization for the nine months ended September 30, 2013 reflects the reclassification of $4 million within Cost of Sales.

MASCO CORPORATION

North American and International Data - Unaudited

For the Three Months and Nine Months Ended September 30, 2013 and 2012

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change

North American
Net sales	$1,756	$1,553	13%	$5,031	$4,571	10%

Operating profit, as reported	$193	$112		$518	$325
Operating margin, as reported	11.0%	7.2%		10.3%	7.1%

Rationalization charges	7	9		14	15
Accelerated depreciation related to plant closures	3	2		8	11
Impairment of goodwill and other intangible assets	—	—		—	—
Other - warranty	—	12		—	12

Operating profit, as adjusted	203	135		540	363
Operating margin, as adjusted	11.6%	8.7%		10.7%	7.9%

Depreciation and amortization	30	32		90	96

EBITDA, as adjusted	$233	$167		$630	$459

International
Net sales	$394	$360	9%	$1,144	$1,093	5%

Operating profit, as reported	$50	$32		$118	$111
Operating margin, as reported	12.7%	8.9%		10.3%	10.2%

Rationalization charges	—	4		7	4
Accelerated depreciation related to plant closures	—	1		4	1
Impairment of goodwill and other intangible assets	—	—		—	—

Operating profit, as adjusted	50	37		129	116
Operating margin, as adjusted	12.7%	10.3%		11.3%	10.6%

Depreciation and amortization *	10	9		30	28

EBITDA, as adjusted	$60	$46		$159	$144

Total
Net sales	$2,150	$1,913	12%	$6,175	$5,664	9%

Operating profit, as reported - segment	$243	$144		$636	$436
General corporate expense, net (GCE)	(31)	(35)		(104)	(96)
Gain from sales of fixed assets	—	—		—	5
Charge for litigation settlements, net	—	(1)		—	(74)

Operating profit, as reported	212	108		532	271
Operating margin, as reported	9.9%	5.6%		8.6%	4.8%

Rationalization charges - segment	7	13		21	19
Accelerated depreciation - segment	3	3		12	12
Rationalization charges - GCE	—	11		3	14
Accelerated depreciation - GCE	—	—		—	—
Gain from sales of fixed assets	—	—		—	(5)
Charge for litigation settlements, net	—	1		—	74
Impairment of goodwill and other intangible assets	—	—		—	—
Other - warranty	—	12		—	12

Operating profit, as adjusted	222	148		568	397
Operating margin, as adjusted	10.3%	7.7%		9.2%	7.0%

Depreciation and amortization - segment	40	41		120	124
Depreciation and amortization - non-operating	3	3		9	10

EBITDA, as adjusted	$265	$192		$697	$531

*	Depreciation and amortization for the nine months ended September 30, 2013 reflects the reclassification of $4 million within Cost of Sales